UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

National Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53755	26-1639141
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8965 S Eastern Ave. Ste 120E, Las Vegas, NV 89123

(Address of principal executive offices) (zip code)

(877) 871-6400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on August 18, 2015, National Energy Services, Inc. (the “Company”) disclosed that it is necessary to amend and restate the unaudited condensed consolidated financial statements, including the notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Q1 2015 Form 10-Q”) and that such financial statements should no longer be relied upon due to the incorrect valuation of certain intangible assets of the Company’s subsidiary, JD Field Services (“JD”), that the Company acquired in February 2014.

Subsequently, on August 27, 2015, management of the Company concluded that it is necessary to amend and restate the audited consolidated financial statements, including the notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”) and in the Q1 2015 Form 10-Q and that such financial statements should no longer be relied upon due to the Company’s convertible notes requiring assessment under derivative accounting.

In fourth quarter 2014 and first quarter of 2015, the Company entered into a series of convertible notes with conversion discounts, beneficial conversion features and coupon rates. The Company determined that it incorrectly accounted for the conversion features of the convertible notes as beneficial conversion features and should have accounted for as derivatives in accordance with ASC Topic No. 815-15 “Derivatives and Hedging; Embedded Derivatives” (“Topic No. 815-15”).  Topic No. 815-15 requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible notes.  The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component of results of operations.  The Company valued the embedded derivative using a binomial pricing model.

The Company has discussed all of the items above with the Company’s independent registered public accounting firm for the aforementioned financial periods.

The Company intends to file an amended Form 10-K for the year ended December 31, 2014 to (i) restate the audited consolidated financial statements for the year ended December 31, 2014, (ii) correct the derivative accounting for the Company’s convertible notes, and (iii) revise certain related information, including the discussion of internal controls and procedures. The Company also intends to file an amended Form 10-Q for the quarter ended March 31, 2015 to (i) restate the unaudited condensed consolidated financial statements for the quarter ended March 31, 2015, (ii) correct the measurement period re-calculation of the fair value of the JD business acquisition at February 24, 2014 and the measurement period retroactive adjustment of the pro-forma financial statements, both included in Note 14 of Q1 2015 Form 10-Q, (iii) correct the derivative accounting for the Company’s convertible notes, (iv) revise certain related information, including the discussion of internal controls and procedures.

Based on the above timeline of amended events the 8-K adjustments below incorporate the intangible valuation adjustments which were a part of the re-measurement approach as of March 31, 2015 in our first quarter 10-Q (which as indicated has been restated as well).

The preliminary effects of the adjustments to the Form 10-K for the year ended December 31, 2014 are as follows:

ASSETS	As originally reported at DEC 31, 2014	Restatement and Other Adjustments		As restated DEC 31, 2014
Accounts receivable	$1,660,227	$(438,556	)(2)	$1,221,671
Intangible assets, net	—	283,000	(2)	283,000
Other assets	18,359,178	—		18,359,178
TOTAL ASSETS	$20,019,405	(155,556)		$19,863,849

Derivative liability	$—	1,189,718	(1)	$1,189,718
Convertible notes, net of discount	701,206	(135,555	)(1)	565,651
Other liabilities	19,665,343	—		19,665,343
TOTAL LIABILITIES	$20,366,549	1,054,163		$21,420,712
EQUITY
Common stock	4,020			4,020
Additional paid in capital	15,398,073	(473,074	)(1)	14,924,999
Stock payable	33,278	—		33,278
Accumulated deficit	(15,782,515)	(736,645	)(1,2)	(16,519,160)
TOTAL EQUITY	(347,144)	1,209,719		(1,556,863)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$20,019,405	155,556		$19,863,849

(1) Adjustment reflects correction of an error.

(2) Adjustment reflects valuation under re-measurement as per guidance of FASB ASC 805

	As originally reported at DEC 31, 2014	Adjustments		As restated DEC 31, 2014
TOTAL OPERATING INCOME	$762,856	$—		$762,856

OTHER (INCOME) / EXPENSE
Other income	(77,169)	—		(77,169)
Gain on extinguishment of debt	(10,334)	—		(10,334)
Gain on bargain purchase acquisition of JD	(1,620,071)	155,556	(2)	(1,464,515)
Interest expense, net	1,584,028	632,263	(1)	2,216,291
Change in fair value of derivative liabilities	—	(51,172	)(1)	(51,172)
Loss on disposal of fixed assets	574,312	—		574,312
TOTAL OTHER (INCOME) / EXPENSE	450,766	736,645		1,187,413
NET INCOME (LOSS)	$312,090			$(424,557)
BASIC (LOSS) INCOME PER SHARE	$0.08			$(0.11)
DILUTED (LOSS) INCOME PER SHARE	$0.06			$(0.11)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING BASIC	3,705,626			3,705,626
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING BASIC	5,319,186			3,705,626

(1)	Adjustment reflects correction of an error.
(2)	Adjustment reflects valuation under re-measurement as per guidance of FASB ASC 805

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	As originally reported at DEC 31, 2014	Adjustments		As restated DEC 31, 2014
Net (loss) income	$312,090	(736,645	)(1)(2)	$(424,557)
Cash used by operating activities
Amortization of debt discount on notes payable	—	612,300	(1)	612,300
Accretion of convertible notes BCF	31,209	(31,209	)(1)	—
Gain on bargain purchase acquisition of JD	(1,620,071)	155,556	(2)	(1,464,515)
Depreciation and amortization	1,255,574	—		1,255,574
Cash provided (used) by operating activities	2,826,035	—		2,826,035

Cash used for investing activities	353,697	—		353,697

Cash (used) provided by financing activities	(3,125,263)	—		(3,125,263)

Increase (decrease) in cash	54,469	—		54,469
Cash at beginning of the year	17,696	—		17,696
Cash at the end of the year	$72,165			$72,165

(1)	Adjustment reflects correction of an error.
(2)	Adjustment reflects valuation under re-measurement as per guidance of FASB ASC 805

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2015
National Energy Services, Inc.

/s/ Robert W Chance
By: Robert Chance
Its: President and Chief Executive Officer